[SECURED SERVICES LETTERHEAD OMITTED]



For Immediate Release

           SECURED SERVICES ANNOUNCES SIGNING OF TWO LETTERS OF INTENT

     PROPOSED ACQUISITIONS OF COMPLEMENTARY FIRMS EXPECTED TO SUBSTANTIALLY
                               INCREASE REVENUES

NEW YORK, January 25, 2005 -- Secured Services Inc. (OTC Bulletin Board: SSVC), the Company, a leader in identity and access management security software and services, continuing its strategy of expanding its products, services and geographic coverage both through acquisition and organic growth, announced today the signing of Letters of Intent to acquire two companies. The Company, which has already demonstrated its ability to acquire and quickly integrate compatible products and operations, expects both acquisitions to close during the second quarter of 2005, and be immediately accretive.

"The acquisitions of Chameleon Technology and Allegent Technology Group enhance our ability to outperform our business plan," said Michael Dubreuil, Co-Chairman of the Board of Secured Services. "As demonstrated by our acquisition of Cybrix, which was fully integrated within one quarter after closing, we can assimilate products, people and systems quite rapidly. These companies add to our portfolio of products in a way that underscores our position as the only single source vendor of proven enterprise wide identity security software."

"Once again we have broadened our market reach in terms of geography and products offered," said King Moore, president and CEO of Secured Services. He added, "Considering that we are selling into customer segments that are known for long sales cycles, and the fact that our sales force has been fully activated for less than five months, we are more than pleased with the way our pipeline has developed. With these acquisitions, we will take an expanded set of solutions to a larger target market, enabling us to accelerate that pipeline growth. Government and industry's growing dependence on the Internet, combined with the ever increasing push to meet new compliance regulations like Sarbanes-Oxley, GLBA and HIPAA, provides our merged security organizations with a substantial market opportunity and potential return to shareholders."

Merriman Curhan Ford & Co. is retained as a strategic advisor to Secured Services and has published research on the Company. "We are impressed with Secured Services' strategy and see the company as an emerging leader in the rapidly growing security software market," said Jon Merriman, CEO of Merriman Curhan Ford & Co. "We are pleased to be assisting them with their merger and acquisition needs."

Chameleon Technology, located in Seattle, Washington, enables the secure convergence of wired and wireless IP networks, supplying a secure network operating platform to broadband service providers and enterprises. This enables the integration of WiFi/WiMAX into their networks and service delivery platforms for data, VoIP and video. The software provides a comprehensive collection of services to secure, manage and simplify the use of wireless communications across disparate networks. By deploying the Chameleon Broadband Suite, telecommunications service providers are able to exploit emerging wireless broadband technologies to cost effectively extend service areas and tightly integrate wireless broadband services with existing back-office systems. Enterprises and government agencies leverage Chameleon Technology software to lock down inherently insecure wireless networks for local and remote access, thereby facilitating access to confidential data in mobile environments. "As one of the venture investors in Chameleon, our firm is excited about the growth prospects for the combined companies," said Bruce Robertson, managing director, Toucan Capital. "We look forward to working with Secured Services as it executes on its business plan."

Allegent Technology Group, headquartered in Woodbury, New York and with offices in Atlanta, Georgia and Gaithersburg, Maryland, has developed breakthrough software technology designed to minimize the impact that security incidents have on operational performance. Conventional threat management systems operate within their own domain, have no knowledge of surrounding IT asset value, and are unable to resolve incidents quickly and effectively. This company's product is distributed across critical IT resources with centralized control of individual security policies, allowing for rapid identification and intelligent response to complex and diverse security incidents. As a result, incident recovery time is vastly improved, critical asset downtime is reduced, and the overall impact of security incidents on business performance is minimized to an extent that has never before been possible. With U.S. companies having spent over $250 billion last year responding to and recovering from IT security breaches, there is heightened demand for such a solution. "This transaction creates an unprecedented combination of information security technology and service, and we are excited about the value that this will bring to our investors, customers and employees", said Richard Hershman, CEO of Allegent.

These Letters of Intent, executed by all parties are subject to the completion of due diligence considered normal and customary in transactions of this type. The Letters of Intent require full financial audits to be completed as part of the transactions, and provide for negotiation of remedies in case of material changes revealed by the audits.


About Secured Services:

Secured Services is the first single-vendor provider of Secured User Management software and services for the enterprise. Thanks to its Span, Speed, and Scale architecture, Identiprise delivers a comprehensive and easy to install solution for embedding identity, access and audit management infrastructure within complex IT environments. Complemented by services from its Advanced User Security Group, Secured Services enables organizations to protect critical applications, improve the user experience, and reduce operational costs and risks. For more information about Secured Services, please visit: www.secured-services.com, or contact Kelley Joyce, Horn Group (212) 931-5204, kjoyce@horngroup.com or Bill Arnold, Crosslink Financial Communications (415) 924-9900.


Forward-Looking Statement

STATEMENTS MADE IN THIS NEWS RELEASE THAT RELATE TO FUTURE PLANS, EVENTS OR PERFORMANCES ARE FORWARD-LOOKING STATEMENTS. ANY STATEMENT CONTAINING WORDS SUCH AS "BELIEVES," "ANTICIPATES," "PLANS," "EXPECTS," AND SIMILAR WORDS, IS FORWARD-LOOKING, AND THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND ARE BASED ON CURRENT EXPECTATIONS. CONSEQUENTLY, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED IN THESE FORWARD-LOOKING STATEMENTS. REFERENCE IS MADE TO THE COMPANY'S PUBLIC FILINGS WITH THE US SECURITIES AND
EXCHANGE COMMISSION FOR FURTHER INFORMATION REGARDING THE COMPANY AND ITS OPERATIONS.

(SOURCE: SECURED SERVICES)


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